           EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION
                      906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Progreen Properties, Inc. (the "Company") on Form 10-K for the year ended April 30, 2011 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jan Telander, Chief Executive Officer and Chief Financial Officer of the Company,  certify,  pursuant to 18 U.S.C. section 1350, as adopted  pursuant to section 906 of the  Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

        (1) The Report fully complies with the  requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The  information  contained in the Report  fairly  presents,  in all material  respects,  the  financial  condition  and result of  operations of the Company.

/s/ Jan Telander
Jan Telander
Chief Executive Officer and Chief Financial Officer

July 29, 2011